UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2007

TEKOIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-52100	34-2035350
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25050 I-45 North, Suite 528, The Woodlands, Texas 77380
(Address of principal executive offices, including Zip Code)

(281) 304-6950
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Company’s wholly-owned subsidiary, Tekoil and Gas Gulf Coast, LLC, and Masters Resources, LLC, and Masters Oil and Gas, LLC (together the “Sellers”), agreed to a Fifth Amendment to Purchase and Sale Agreement (the “Fifth Amendment”), dated effective April 12, 2007, which further amends the Purchase and Sale Agreement between the Company and the Sellers dated November 13, 2006 (the “Purchase and Sale Agreement”), pursuant to which the Company had previously agreed to purchase four properties in Galveston Bay, Texas.

This transaction was first described in the Company’s Form 8-K dated November 13, 2006, and filed on November 17, 2006; and a copy of the Purchase and Sale Agreement was attached as Exhibit 10.18 to the Company’s Form 8-K dated December 11, 2006, and filed on December 14, 2006. On December 29, 2006, the Company and the Sellers agreed to a First Amendment to Purchase and Sale Agreement (the “First Amendment”), which was described in the Company’s Form 8-K dated December 29, 2006, and filed on January 8, 2007; and a copy of the First Amendment was attached as Exhibit 10.20 thereto. The Company and the Sellers later entered into a Second Amendment to Purchase and Sale Agreement (the “Second Amendment”), dated effective February 8, 2007, which was described in the Company’s Form 8-K dated February 8, 2007, and filed on February 15, 2007; and a copy of the Second Amendment was attached as Exhibit 10.24 thereto.

On March 1, 2007, the Company and the Sellers agreed to a Third Amendment to Purchase and Sale Agreement, (the “Third Amendment”). The Company and the Sellers later entered into a Fourth Amendment to Purchase and Sale Agreement (the “Fourth Amendment”), dated effective March 22, 2007. The Third Amendment and Fourth Amendment were described in the Company’s Form 8-K dated March 22, 2007, and filed on March 26, 2007; and copies of the Third Amendment and Fourth Amendment were attached thereto at Exhibits 10.1 and 10.2, respectively.

The Fifth Amendment extends the date for a closing to on or before April 25, 2007, and extends commensurately certain other dates in the Purchase and Sale Agreement. In addition, the payment terms have been amended to provide that the Sellers will receive four million shares of the Company’s common stock, $0.000001 par value (the “Common Stock”), and a $10 million promissory note of the Company payable sixty (60) days following the closing of the transaction, which will be convertible at the option of the Sellers into Common Stock at a conversion rate of $3.33 per share (the “Convertible Note”). All shares of Common Stock to be issued to the Sellers will initially be restricted but are subject to the previously executed registration rights agreement between the Sellers and the Company, and all such shares are included in the registration statement on Form SB-2 filed by the Company today and described in Item 8.01 of this report. The Company also agreed to increase certain royalties payable to the Sellers. The Sellers agreed to a reduction of cash required to close the transaction to approximately $30 million. A copy of the Fifth Amendment is attached as Exhibit 10.27 hereto and is incorporated by reference herein.

On April 18, 2007, the Company issued a press release announcing the Fifth Amendment. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 8.01 Other Events.

On April 18, 2007, the Company filed a registration statement on Form SB-2 in order to allow the resale of up to 41,360,390 shares of its Common Stock, which consist of (a) shares of Common Stock currently outstanding; (b) shares of Common Stock into which currently outstanding shares of the Company’s Series A Convertible Preferred stock, $0.00000001 par value, are convertible; (c) shares of Common Stock into which the contemplated Convertible Note, described in Item 1.01 of this report, is convertible; and (d) shares of Common Stock subject to a warrant that the Company contemplates issuing to a lender in connection with the closing of the Purchase and Sale Agreement described in Item 1.01 of this report. On April 18, 2007, the Company issued a press release announcing the filing of the registration statement, and a copy of the press release is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.27 —	Fifth Amendment to Purchase and Sale Agreement, dated effective April 12, 2007, between Tekoil and Gas Gulf Coast, LLC, and Masters Resources, LLC, and Masters Oil & Gas, LLC (filed herewith)

Exhibit 99.1 —	Press Release of Tekoil & Gas Corporation, dated April 18, 2007, announcing Fifth Amendment to Purchase and Sale Agreement. (filed herewith)

Exhibit 99.2 —	Press Release of Tekoil & Gas Corporation, dated April 18, 2007, announcing filing of registration statement. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKOIL & GAS CORPORATION

Date: April 18, 2007	/s/ GERALD GOODMAN
Gerald Goodman Chief Financial Officer